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                                                                    EXHIBIT 10.6

                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                                BIOCHEMICS, INC.

                                       AND

                        VASO ACTIVE PHARMACEUTICALS, INC.

                          DATED AS OF FEBRUARY 1, 2003

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                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.............................................................1

ARTICLE 2. GRANT...................................................................3

     2.1    LICENSE BY LICENSOR....................................................3
     2.2    SUBLICENSE.............................................................3
     2.3    LICENSE BACK...........................................................3

ARTICLE 3. RIGHTS TO IMPROVEMENTS..................................................4

     3.1    LICENSE OF IMPROVEMENTS................................................4
     3.2    NOTICE OF IMPROVEMENT..................................................4

ARTICLE 4. PROMOTION; REFERRALS....................................................4

     4.1    PROMOTION..............................................................4
     4.2    REFERRALS..............................................................4

ARTICLE 5. RIGHTS, RESTRICTIONS AND COVENANTS OF LICENSOR..........................4

     5.1    NON-OTC PRODUCTS.......................................................4
     5.2    COVENANTS..............................................................5

ARTICLE 6. FILINGS; COOPERATION....................................................5

     6.1    DERIVATIVE APPLICATIONS................................................5

ARTICLE 7. CONSIDERATION FOR GRANT OF LICENSE......................................6

ARTICLE 8. TERM AND TERMINATION....................................................6

     8.1    INITIAL TERM AND RENEWAL...............................................6
     8.2    TERMINATION FOR CONVENIENCE BY LICENSEE................................6

ARTICLE 9. DISCLAIMER OF WARRANTIES................................................6

ARTICLE 10. INFRINGEMENT; INDEMNITY................................................6

     10.1   INFRINGEMENT BY LICENSEE...............................................6
     10.2   INDEMNIFICATION PROCEDURES.............................................7
     10.3   INFRINGEMENT OR MISAPPROPRIATION.......................................7

ARTICLE 11. CONFIDENTIALITY........................................................8

     11.1   PERMITTED DISCLOSURE...................................................8
     11.2   PROHIBITED DISCLOSURE..................................................8
     11.3   TRADE SECRETS AND KNOW-HOW.............................................8

ARTICLE 12. MISCELLANEOUS..........................................................8

     12.1   RELATIONSHIP BETWEEN THE PARTIES; PARTIES IN INTEREST..................8
     12.2   NOTICES................................................................9
     12.3   ENTIRE AGREEMENT; CONSTRUCTION........................................10
     12.4   AMENDMENT AND MODIFICATION; SUCCESSORS AND ASSIGNS....................10
     12.5   WAIVER................................................................10

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
     12.6   ASSIGNMENT............................................................10
     12.7   CHOICE OF LAW; CHOICE OF FORUM; ALTERNATIVE DISPUTE RESOLUTION........10
     12.8   SECTION HEADINGS; EXHIBITS; SEVERABILITY; COUNTERPARTS................11
     12.9   COUNTING OF TIME......................................................12
     12.10  SURVIVAL..............................................................12

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                                LICENSE AGREEMENT

       THIS LICENSE AGREEMENT (this "AGREEMENT"), dated as of February 1, 2003 (the "EFFECTIVE DATE"), by and between BIOCHEMICS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("LICENSOR"), and VASO ACTIVE PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("LICENSEE", together with Licensor, the "Parties" and each individually a "Party").

                              W I T N E S S E T H:

     WHEREAS, Licensor is in the business of designing, developing and using technology relating to a "Molecular Transdermal Transport System" disclosed in U.S. Patent Nos. 5,460,821, 5,645,854 and 5,853,751 (the "Patents") and
continues to make improvements thereto and has acquired substantial know-how, substantial goodwill and substantial reputation in the area of transdermal drug delivery technology (together with the Patents, the "Licensed Technology") and has acquired certain rights thereto;

     AND WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to acquire from Licensor, an irrevocable, exclusive license (the "OTC License") to use and practice the Licensed Technology in all respects as it relates to OTC Products (as such term is defined in Article 1 hereof, subject to the terms and conditions set forth herein;

     AND WHEREAS, Licensee desires to grant back to Licensor, and Licensor desires to acquire from Licensee, a Field of Use License (as defined below) allowing Licensor to continue to develop and manufacture OTC Products for the exclusive use of the Licensee;

     AND WHEREAS, notwithstanding the granting of the OTC License to Licensee, Licensor will retain all rights to practice and use the Licensed Technology in all respects as it relates to Non-OTC Products (as defined below),

     NOW, THEREFORE, for good and valuable consideration, including the agreements of the Parties hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS.

       When used in this Agreement and the above Recitals, the following capitalized terms shall have the meanings specified in this ARTICLE 1. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them:

"AFFILIATE" or "AFFILIATES" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first mentioned Person. As used in this definition of Affiliate, the term "CONTROL" (including "CONTROLLED BY" or "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee, by contract, or otherwise.

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"AGENCY" or "AGENCIES" means individually and collectively: (i) the United
States Food and Drug Administration, and any other federal, state, local, provincial or other governmental or regulatory agency in the world which now regulates, or may in the future regulate, the use, development, registration or sale of drugs and/or drug delivery systems; and (ii) the United States Patent and Trademark Office, the United States Copyright Office, and any other federal, state, local, provincial or other governmental or regulatory agency in the world which now regulates, or may in the future regulate, the protection, use, or registration of technology.

"AGREEMENT" shall have the meaning given to such term in the PREAMBLE.

"CONFIDENTIAL INFORMATION" means all confidential and/or proprietary information of a Person (the "OWNING PERSON"), who is a party to this Agreement, considers to be confidential or proprietary, whether arising under statute, common law or otherwise, whether belonging in whole or part to the Owning Person, and whether subject to license or other grant of rights by or to the Owning Person as licensor or as licensee. Confidential Information excludes information that is generally and publicly known to those skilled in the fields of transdermal drugs and drug delivery systems. Confidential Information also excludes information disclosed by the Owning Person to a Person (a "RECEIVING PERSON"), and only as to such Receiving Person, that (i) is lawfully known to such Receiving Person without an obligation of confidentiality prior to the disclosure by the Owning Person to such Receiving Person; (ii) is information the Receiving Person can document was lawfully acquired without an obligation of confidentiality by such Receiving Person or rightfully furnished to such Receiving Person by means other than disclosure by the Owning Person; (iii) is information which such Receiving Person can document is lawfully and independently developed by such Receiving Person; or (iv) is required to be disclosed by such Receiving Person pursuant to law, provided such Receiving Person uses reasonable efforts to give the Owning Person reasonably detailed prior notice of such required disclosure and an opportunity to oppose such disclosure or obtain entry of a suitable protective order.

"DRUG" or "DRUGS" means any and all OTC Products designed, developed, marketed and/or sold by Licensee pursuant to this Agreement.

"EFFECTIVE DATE" shall have the meaning given to such term in the PREAMBLE.

"EXCLUSIVE" shall mean that the rights (as qualified by any accompanying restrictions) granted to a particular Person shall be to the exclusion of all other Persons in the Territory, including the Licensor.

"FIELD OF USE LICENSE" shall have the meaning given such term in Section 2.3.

"IMPROVEMENTS" means any enhancements, modifications, corrections, inventions, changes, or innovations made to Licensed Technology, developed on or after the Effective Date.

"INITIAL TERM" shall have the meaning given to such term in Section 8.1.

"LICENSEE" shall have the meaning given to such term in the PREAMBLE.

"LICENSED TECHNOLOGY" shall have the meaning given to such term in the PREAMBLE.

"LICENSOR" shall have the meaning given to such term in the PREAMBLE.

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"OTC LICENSE" shall have the meaning given to such term in Section 2.1.

"NON-OTC PRODUCTS" means all transdermal drug delivery products developed, manufactured, marketed, sold and commercialized by Licensor that are not otherwise classified hereunder as OTC Products as well as the DN Product (as defined below).

"NON-PATENT TECHNOLOGY" shall have the meaning given to such term in Section
8.1.

"OTC PRODUCTS" means all products that utilize and incorporate the Licensed Technology, are classified by the FDA as "over-the-counter products", and that require less than one million dollars ($1,000,000) of clinical development; PROVIDED HOWEVER, that OTC Products shall specifically not include (i) that certain diabetic neuropathy product developed by Licensor and which is the subject of a clinical study being conducted at the Jocelyn Diabetes Center in Boston (the "DN Product"); (ii) products used by the dermatologic industry to treat cosmetic conditions or used by dermatologist in conjunction with a dermatologic or cosmetic treatment; or (iii) products used or marketed for the animal health care industry.

"PATENTS" shall have the meaning given to such term in the RECITALS.

"PATENT RIGHTS" shall include all rights licensed exclusively to Licensor under the Patents together with any reissue or examination of such Patents and any extensions of such Patents and including divisionals, continuations, continuations-in-part, as well as any counterparts and patents claiming priority thereto.

"PERSON" or "PERSONS" means any individual, corporation, governmental or regulatory authority, limited liability company, partnership, trust, estate, unincorporated association or other entity.

"QUARTER YEAR" means the three (3) month periods ending March 31, June 30, September 30 and December 31 of each calendar year.

 "TERRITORY" means the entire world.

ARTICLE 2.  GRANT OF LICENSE; SUBLICENSE; LICENSE BACK.

     2.1    LICENSE BY LICENSOR.

     Licensor hereby grants to Licensee, and Licensee hereby accepts, subject to the terms and conditions set forth herein, an exclusive, irrevocable and unlimited license (subject to Licensee's right to terminate pursuant to s. 8.2 below) to use and practice the Licensed Technology within the Territory in all respects as it relates to OTC Products only, subject to the terms and conditions set forth herein (the "License").

     2.2    SUBLICENSE.

     Licensee may grant a sublicense for any or all of its rights granted under the License to any of Licensee's Affiliates pursuant to a written agreement under the same terms as set forth in SECTION 2.1; PROVIDED, HOWEVER, that each such sublicense agreement shall expressly provide that all of Licensee's obligations set forth in this Agreement with respect to the Licensed Technology or Improvement which is the subject of the sublicense shall be binding upon such Affiliate as if such Affiliate were a party to this Agreement; and PROVIDED, FURTHER,

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that any such sublicense shall terminate immediately upon such Affiliate's ceasing to be an Affiliate of Licensee.

     2.3    LICENSE BACK.

     Licensee hereby grants to Licensor, and Licensor hereby accepts back from Licensee, a license to practice and use the Licensed Technology to develop and manufacture OTC Products for Licensee (the "Field of Use License"). For greater clarity, as a result of the grant by Licensee to Licensor of the Field of Use License, Licensee shall retain all rights to market, sell and commercialize in all respects OTC Products, and Licensor shall obtain, the right to use the Licensed Technology to develop and manufacture OTC Products for Licensee on the terms and conditions to be agreed to by the Parties.

ARTICLE 3.  RIGHTS TO IMPROVEMENTS.

     3.1    LICENSE OF IMPROVEMENTS.

     Licensor shall own all right, title and interest in and to any Improvements made by Licensor and its Affiliates and Licensee shall have a license to use and practice any Improvements on the terms set forth in SECTION 2.1. Licensee shall have the right to sublicense such Improvements as set forth in SECTION 2.2, PROVIDED, HOWEVER, that any such sublicense agreement shall expressly provide that all of Licensor's obligations set forth in this Agreement with respect to the Improvements which are the subject of the sublicense shall be binding upon such sublicensee as if such sublicensee were a party to this Agreement.

     3.2    NOTICE OF IMPROVEMENTS.

     Upon the development of any Improvement by Licensor or its Affiliate, Licensor shall provide Licensee with prompt notice of such Improvement including a detailed description of the Improvement and the uses and anticipated uses of such Improvement. Licensee shall treat the same as Confidential Information of Licensor in accordance with ARTICLE 11 of this Agreement.

ARTICLE 4.  PROMOTION; REFERRALS.

     4.1    PROMOTION.

     Licensee shall have sole discretion to determine how, whether and to what extent to promote the OTC Products for sale in the Territory, shall control all marketing, sales and commercialization of the OTC Products in the Territory and shall not be required at any time to seek or obtain the consent (either express or implied) of Licensor with respect to such activity or any other activity that falls within the scope of the Field of Use License. Licensee may use its own branding, packaging, promotion and advertising and at no time shall Licensor obtain, by virtue of this Agreement or otherwise, any express or implied license or ownership in such branding, packaging or advertising.

     4.2    REFERRALS.

     Licensor shall promptly refer to Licensee all inquiries from Persons regarding the marketing, sale and/or commercialization of OTC Products within the Territory and shall

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have no right to negotiate with any such Persons regarding any aspect of such marketing, sale or commercialization within the Territory without the express written consent of Licensee.

ARTICLE 5.  RIGHTS, RESTRICTIONS AND COVENANTS OF LICENSOR.

     5.1    NON-OTC PRODUCTS.

            (a) Notwithstanding anything to the contrary in this Agreement, Licensor retains all rights to use and practice the Licensed Technology and the Improvements made by Licensor to develop, manufacture, distribute, market, sell and commercialize Non-OTC Products in the Territory.

            (b) Notwithstanding anything to the contrary in this Agreement, Licensor shall retain the right to use and practice the Licensed Technology to develop and manufacture OTC Products exclusively for the Licensee.

     5.2    COVENANTS.

     Licensor shall not grant any rights to any third party which conflict with or contradict the rights granted to Licensee hereunder.

ARTICLE 6.  FILINGS; COOPERATION.

     6.1    DERIVATIVE APPLICATIONS.

            (a) Subject to such other agreement as may be entered into among the Parties, Licensor shall, at its expense, make any and all required applications or filings with respect to the Patents and any Improvements with respect thereto with any Agency within the Territory, including, without limitation, patent applications and patent registration filings (each a "Patent Filing" and collectively, the "Patent Filings"). All Patent Filings shall be made in the name of Licensor, and Licensor will own all rights and interest thereto. Such rights shall automatically be licensed to Licensee in accordance with the provisions of SECTIONS 2.1 and 3.1.

            (b) In the event that Licensor fails to make any required Patent Filing in a timely fashion, Licensee may, at Licensor's expense, make such Patent Filing. All such Patent Filings shall made in the name of Licensor (to the extent such filings may be made in a Person's name) and Licensor will own all rights and interest thereto, and such rights shall automatically be licensed to Licensee pursuant to SECTIONS 2.1 and 3.1. Licensor shall be responsible for the future administration and expense associated with maintaining all such registrations and filings.

            (c) Licensor, at the request of Licensee, and at no royalty, data compensation, or other cost to Licensee, will cooperate and assist with all Patent Filings made by Licensee pursuant to SECTION 6.1(b) including, without limitation, by providing all necessary explanatory materials, Agency correspondence and documentation for the same or similar filings with other Agencies, disclosing all preliminary investigations regarding registrability of any Patent or Improvement and executing and securing the execution of any documents necessary to complete such Patent Filing and make it effective.

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            (d)    All costs associated with the filing of registrations and/or applications with respect to Non-Patent Technology, including, but not limited to trademark and tradename filings, shall be borne by the Licensee if such filings relate to OTC Products and by the Licensor if such filings relate to Non-OTC Products.

ARTICLE 7.  CONSIDERATION FOR GRANT OF LICENSE.

     In full and complete consideration for the grant of License to Licensee, Licensee shall make a one-time, non-refundable transfer to Licensor of one million five hundred thousand (1,500,000) shares of Class B common stock of the Licensee (the "Shares"). The Shares shall be transferred pursuant to a Share Transfer Agreement among Licensee and Licensor in a form substantially the same as attached hereto as EXHIBIT B and shall be subject in all respects to the terms and conditions of such Share Transfer Agreement.

ARTICLE 8.  TERM AND TERMINATION.

     8.1    INITIAL TERM AND RENEWAL.

     This Agreement shall have a term expiring on the expiration date of the last Patent to expire. With respect to Licensed Technology that is not a Patent or patent application ("Non-Patent Technology"), this Agreement shall have an initial term of ten (10) years, measured from the Effective Date (the "Initial Term"). This Agreement shall automatically renew for successive renewal terms of two (2) years each with respect to the Non-Patent Technology unless otherwise terminated in writing by Licensee within ninety (90) days of the end of the Initial Term or any renewal term.

     8.2    TERMINATION FOR CONVENIENCE BY LICENSEE.

     Licensee may, at any time, terminate this Agreement in whole, or in relation to any item of Licensed Technology or Improvement of Licensor, with or without cause, by giving ninety (90) days written notice of termination to Licensor.

ARTICLE 9.  DISCLAIMER OF WARRANTIES.

     LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING OR RELATING TO THE LICENSED TECHNOLOGY AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED TECHNOLOGY.

ARTICLE 10. INFRINGEMENT; INDEMNITY.

     10.1   INFRINGEMENT BY LICENSEE.

     Licensee agrees to indemnify and hold harmless Licensor against those damages (including fees and costs attributable the retention of patent counsel, patent consultants and such other consultants and advisors that may be retained by Licensor) incurred by Licensor in respect of infringement of a third party's (i.e., other than Licensor or its Affiliates) rights, arising directly and solely out of Licensee's or its sublicensee's use or practice after the Effective Date of the Licensed Technology after Licensee had received written notice of the relevant infringement claim; PROVIDED, HOWEVER, that such damages have been awarded against Licensor by a court of final jurisdiction; and provided further that Licensee shall not

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indemnify Licensor for any infringement claim by any Person to the extent such claim is due to the Licensor's default hereunder.

     10.2   INDEMNIFICATION PROCEDURES.

     If any Person makes a claim as described in SECTION 10.1 with respect to which Licensor intends to seek indemnification, Licensor shall give Licensee, prompt notice of such claim, including a brief description of the amount and basis therefor if known. To the extent that the infringement claim by a Person claims infringement relating to the period after the Effective Date, Licensee shall notify Licensor whether Licensee elects to defend Licensor against such claim, at Licensee's expense. If Licensee elects not to defend Licensor, Licensee will provide Licensor with notice of its election and Licensor will have the right, but not the obligation, to defend such infringement. To the extent that the claim by a Person claims infringement relating to the period prior to the Effective Date, Licensor and Licensee's rights and obligations shall be as provided in the Purchase Agreement. Upon receipt of such notice from Licensor, Licensee shall have the right, but not the obligation, to defend Licensor against such claim and in the event Licensee elects to defend Licensor, Licensor shall provide Licensee with all reasonable assistance in respect of such defense. Any election and resulting notice of election made by Licensee in accordance with this SECTION 10.2 shall be made no later than ten (10) business days after notice of the claim is received by Licensee. Licensor shall not make any admissions or settlement offers unless or until Licensee elects not defend Licensor against such claim.

     10.3   INFRINGEMENT OR MISAPPROPRIATION.

     If either Party becomes aware of any actual or potential infringement or misappropriation of the Licensed Technology by any Person, it shall promptly notify the other Party of such infringement or misappropriation. Licensor has the right, but not the obligation, to prosecute, at its own expense, any misappropriation or infringement of the Licensed Technology. Within ten (10) business days after notice of such infringement or misappropriation, Licensor shall make an election to prosecute or not prosecute such infringement or misappropriation and send Licensee notice of such election. If Licensor elects not to prosecute such infringement or misappropriation, Licensor will provide Licensee with notice of its election and Licensee will have the right, but not the obligation, to prosecute such infringement or misappropriation at its own expense, and regardless of whether such infringement or misappropriation occurred prior to and/or after the Effective Date. Licensee shall be entitled to prosecute such infringement or misappropriation in its own name or, where required by local law requirements, in either the joint names of Licensee and Licensor or in the name of Licensor. In the event that Licensee notifies Licensor that it wishes to commence such an action and that local law requires it to be brought in either the Parties' joint names or in the name of Licensor, Licensor shall have the option (to be exercised within fifteen (15) days of such notice) to agree to join Licensee in suit and/or reimburse Licensee for one-half of all costs Licensee incurs in relation to such prosecution and in such circumstances the Parties shall share the monetary proceeds of any such prosecution. In the event that Licensor does not elect to join the prosecution or reimburse Licensee with one-half of costs incurred as aforesaid, Licensee shall be entitled to retain all monetary proceeds (including damages and awards for costs) arising out of such prosecution less reimbursement to Licensor for costs Licensor reasonably incurs in connection with such prosecution, including without limitation costs for Licensor's cooperation in any such prosecution.

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Notwithstanding the foregoing, any prosecution of Licensee or its Affiliates by
Licensor of any alleged infringement or misappropriation of Licensed Technology shall be governed by the dispute resolution procedures set forth in SECTION 12.7 of this Agreement. Any prosecution by Licensor or Licensee of any alleged infringement or misappropriation of the Licensed Technology by any Person other than Licensor, Licensee and their respective Affiliates shall not be governed by the dispute resolution procedures set forth in SECTION 12.7 of this Agreement.

ARTICLE 11. CONFIDENTIALITY.

     11.1   PERMITTED DISCLOSURE.

     Subject to SECTION 11.2, Licensee or Licensor may disclose the other's Confidential Information to any Person including, without limitation, any dealer, distributor, agent or advisor of Licensee or Licensor, for any business purpose not inconsistent with this Agreement; PROVIDED, HOWEVER, that each such Person shall agree in writing, prior to such disclosure, not to disclose such Confidential Information to any other Person, without the prior written permission of the Party disclosing such Confidential Information.

     11.2   PROHIBITED DISCLOSURE.

     Except as otherwise permitted by SECTION 11.1 Licensee and Licensor shall, and shall ensure that each of their respective Affiliates dealers, distributors, agents and advisors shall: (i) hold Confidential Information of the other Party in strict confidence; and (ii) not disclose Confidential Information of the other Party to any Person and will take all reasonable steps to prevent such disclosure, which steps will include at least those taken by such party to protect its own Confidential Information of like kind; PROVIDED THAT if any Person shall seek to compel a recipient of Confidential Information to disclose any of the Confidential Information, such recipient will notify the disclosing party promptly so that the disclosing party may seek a protective order or other appropriate remedy. In the event a protective order or other remedy is obtained, the recipient will furnish only that portion of the Confidential Information, which it is advised by legal counsel is legally required to be furnished.

     11.3   TRADE SECRETS AND KNOW-HOW.

     Licensor and Licensee will each take all reasonable measures to protect the confidential nature and trade secret status of any and all trade secrets and know-how constituting the other Party's Confidential Information (whether or not such Confidential Information forms part of the Licensed Technology), including at least the measures that each Party takes to protect its own trade secrets, confidential information or proprietary know-how not subject to this Agreement.

ARTICLE 12. MISCELLANEOUS.

     12.1   RELATIONSHIP BETWEEN THE PARTIES; PARTIES IN INTEREST.

     Nothing in this Agreement shall cause any party to this Agreement or cause any Affiliate, distributor, dealer, officer, director, employee, representative, agent, or independent contractor of any party to: (i) be considered an officer, director, employee, representative, or agent of another party for any purpose whatsoever, (ii) have any authority to make any

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agreement or commitment for another party or to incur liability or obligation in another party's name or on its behalf, or (iii) represent to other Persons that any of them has any right so to bind another party hereto. Nothing contained in this Agreement shall be construed or interpreted as creating an agency, partnership, or joint venture relationship between the Parties. Nothing in this Agreement is intended to confer any rights or remedies on any persons other than Licensee and Licensor. This Agreement shall not be construed to relieve or discharge any obligations or liabilities of Persons other than Licensee or Licensor, nor shall it be construed to give any right of subrogation or action against Licensee or Licensor.

     12.2   NOTICES.

     All notices, consents and other communications required or permitted by this Agreement shall be in writing in the English language, may be given by a party or its legal counsel, and shall be deemed to have been duly given (i) when personally delivered (provided written confirmation thereof is also delivered in person or by express courier), or (ii) upon delivery by United States Express Mail or similar nationally recognized express courier service which provides evidence of delivery, or (iii) upon delivery by telephone or facsimile transmission, provided a copy thereof is also delivered in person or by express courier.

     Notice to Licensee and its Affiliates shall be sufficient if given to:

            Vaso Active Pharmaceuticals, Inc.
            99 Rosewood Drive, Suite ___
            Danvers, MA 01923
            Attn.: John J. Masiz, President
            Telephone Number:
            Facsimile Number:

            with a copy to:

            Robinson & Cole LLP
            One Boston Place
            Boston, MA 02108
            Attn.: David A. Garbus, Esq.
            Telephone Number:  (617) 557-5955
            Facsimile Number:  (617) 557-5999

            Notice to Licensor shall be sufficient if given to:

            BioChemics, Inc.
            99 Rosewood Drive, Suite 200
            Danvers, MA 01923
            Attn.: John J. Masiz
            Facsimile Number:
            Telephone Number:

            with a copy to:

            [             ]

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            Each Party shall have the right to designate other or additional addresses or addressees for the delivery of notices, by giving notice as provided in this SECTION 12.2.

     12.3   ENTIRE AGREEMENT; CONSTRUCTION.

     This Agreement constitutes the entire agreement between the Parties pertaining to its subject matter, and it supersedes any and all written or oral agreements previously existing between the Parties with respect to the subject matter. This Agreement has been fairly negotiated by the Parties with advice of counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

     12.4   AMENDMENT AND MODIFICATION; SUCCESSORS AND ASSIGNS.

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by Licensor and Licensee. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of each of Licensee and Licensor.

     12.5   WAIVER.

     Any Party's failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve any other Party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the Party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

     12.6   ASSIGNMENT.

     Licensee may assign its rights under this Agreement to an Affiliate, but Licensee may not otherwise transfer this Agreement without the prior written consent of Licensor, which consent may be given or withheld in its sole discretion, and any attempted transfer in violation of this SECTION 12.6 shall be deemed void; PROVIDED, HOWEVER, that Licensee shall be entitled to assign the full benefit of this Agreement to its lenders from time to time and to such lenders' successors in title. Licensor shall ensure that any permitted assignee of any part of the Licensed Technology or Improvements takes subject to and agrees with the Licensee to be bound by the terms of this Agreement.

   12.7     CHOICE OF LAW; CHOICE OF FORUM; ALTERNATIVE DISPUTE RESOLUTION.

     (a)    APPLICABLE LAW.

            All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, but not the law of conflicts, of the Commonwealth of Massachusetts, United States of America.

     (b)    DISPUTE RESOLUTION.

            Any and all disputes between the Parties or their Affiliates arising out of or related to this Agreement including, without limitation, questions concerning the construction, enforceability, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, any dispute which relates to the Confidential Information of any Party hereto, will be initially mediated in accordance with the dispute resolution procedures set forth in this SECTION 12.7 and EXHIBIT C. No provision of, or the exercise of any rights under this
     SECTION 12.7 and EXHIBIT C shall limit the right of any Party to pursue all legal remedies available to them, or obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction before, during or after the pendency of any alternative dispute resolution.

     (c)    WAIVER OF TRIAL BY JURY.

            LICENSOR AND LICENSEE EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AMONG THEM AND/OR THEIR AFFILIATES BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTIES IN CONNECTION HEREWITH.

     (d)    CONSENT TO JURISDICTION.

            Licensee and Licensor each irrevocably consent that any action or proceeding among the Parties and/or their Affiliates, under, arising out of or in any manner relating to this Agreement shall be brought in the United States District Court for the District of Massachusetts. Licensee and Licensor hereby each expressly and irrevocably assent and submit to the personal jurisdiction of any such court in any such action or proceeding. Licensee and Licensor each further irrevocably consent to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof by hand or by mail in the manner provided for in
     SECTION 12.2 of this Agreement and consent that it may be served with any process or paper by registered mail or by personal service within or without the Commonwealth of Massachusetts, as the case may be, in accordance with applicable law. Licensee and Licensor each waive any objection, claim or defense which it may have at any time to the laying of venue of any such action or proceeding in any such court; irrevocably waive any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum; and further irrevocably waive the right to object, with respect to any such action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

     12.8   SECTION HEADINGS; EXHIBITS; SEVERABILITY; COUNTERPARTS.

     The section headings in this Agreement are included for convenience only and shall not be deemed to limit or otherwise affect the construction of any of its provisions. All Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof. This Agreement may be signed by the Parties executed in one or more counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     12.9   COUNTING OF TIME.

     Whenever time is to be counted hereunder, counting will commence on the day notice is deemed duly given pursuant to SECTION 12.2 and continue for consecutive calendar days through and including the final day of the relevant period provided for in this Agreement.

     12.10  SURVIVAL.

     The provisions of SECTION 12.7, and ARTICLES 10 and 11 shall survive the termination or expiration of this Agreement.

                      (THE NEXT PAGE IS THE SIGNATURE PAGE)

     IN WITNESS WHEREOF, Licensee and Licensor have caused this LICENSE AGREEMENT to be executed as of the Effective Date by their duly authorized representatives.

                                      LICENSOR:

                                      BIOCHEMICS, INC.


                                      By:
                                         ------------------------------
                                         Name: John J. Masiz
                                         Title: President


                                      LICENSEE:

                                      VASO ACTIVE PHARMACEUTICALS, INC.


                                      By:
                                         ------------------------------
                                         Name: John J. Masiz
                                         Title: President

                          EXHIBITS TO LICENSE AGREEMENT

                                 by and between

                              Licensor and Licensee

     EXHIBIT A - Licensed Technology

     EXHIBIT B - Form of Share Transfer Agreement

     EXHIBIT C - ADR Procedures

                                    EXHIBIT A

                               LICENSED TECHNOLOGY

THE LICENSED TECHNOLOGY INCLUDES ALL FORMS OF THE FOLLOWING PROPRIETARY RIGHTS

(i) Those (1) patents, patent applications, and copyrights, and all improvements thereof and all registrations and applications in connection therewith; (2) business, proprietary and confidential information, including trade secrets, technical information, know-how, ideas, designs, processes, procedures, algorithms, discoveries, inventions, notebooks, research notes and files, computer programs (including documentation and related object and source code)and all improvements thereof and all registrations and applications therefore; and (3) all other information and Intellectual Property Rights principally related to the Licensed Technology

(ii) The following patents:

 Patent No.       Application date    Application number     Date of Patent
--------------------------------------------------------------------------------
 US 5,460,821     APRIL 13, 1994      227,365                OCTOBER 24, 1995
 US 5,645,854     OCTOBER 12, 1995    542,068                JULY 8, 1997
 US 5,843,751     JUNE 9, 1997        871,156                DECEMBER 29, 1998
--------------------------------------------------------------------------------

and any divisionals, continuations, continuations in part, reexaminations and reissues thereof, as well as any counterparts claiming priority thereto, in each case anywhere in the Territory.

[NEED TO ADD ALL INTERNATIONAL PATENTS IN HERE]

THE LICENSED TECHNOLOGY SPECIFICALLY EXCLUDES:

[ADD EXCLUDED TECHNOLOGY]

                                    EXHIBIT B

                            SHARE TRANSFER AGREEMENT

                                    EXHIBIT C

                    ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

A.   METHOD OF INVOKING ADR PROCEDURES

     1. These procedures may be invoked by any Party by giving written notice to the other of the dispute and designating one or more persons (collectively, the "DESIGNEE") to act on behalf of the disputing Party regarding the dispute. The other Party shall be required to respond to the disputing Party's notice within ten (10) business days by designating in writing its own Designee. A Party may choose to represent itself, or if it appoints a Designee, its officers may nonetheless attend such meetings.

     2. The Parties, each acting through its Designee, shall meet at a mutually acceptable time and place within ten (10) business days after the non-disputing Party designates its Designee to the others. At that meeting, the Parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the Parties may mutually agree, the Parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The Parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the Parties are unable to agree on a mutually acceptable mediator within five (5) business days after the conclusion of the negotiations described in Paragraph 3 above, then the Parties shall select a neutral Person from American Arbitration Association ("AAA") in New York, New York, with the assistance of AAA, unless the Parties agree otherwise in finding a mutually acceptable mediator.

     5. Each Party to the dispute shall bear an equal share of the fees and costs of the mediator, and any fees and costs of AAA.

     6. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days from appointment of a mediator by any of the Parties or the AAA.

     7. The Parties agree that the mediation period may be extended for an additional thirty (30) days beyond the initial thirty (30) day period upon agreement of the Parties. Either Party may terminate the mediation at any time after the initial thirty (30) days or when any agreed upon extension has expired.

B.   MEDIATION PROCEDURES

     1.     The mediator shall be neutral and impartial.

     2. The mediator shall control the procedural aspects of the mediation. The Parties will cooperate fully with the mediator.

            a. The mediator is free to meet and communicate separately with each Party.

            b. The mediator will decide when to hold joint meetings with the Parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

     3. Each Party may be represented by more than one person, including an attorney.

     4.     The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any Party to another Party or any third person unless authorized to do so by the Party transmitting the information.

     6. The entire process is confidential. The Parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the Parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the applicable rules of evidence. Further, the Parties will not disclose the existence of a dispute or information regarding the mediation to third persons including, without limitation, the media.

     7. The Parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures. The Parties agree that any and all statutes of limitation or periods of time for taking action shall be tolled during the time period that the Parties are engaged in mediation.

     8.     Unless all Parties and the mediator otherwise agree in writing:

            a. The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not Parties to this mediation);

            b. The mediator, at the conclusion of the mediation, will immediately either destroy and certify destruction of, or return to the providing Party, any and all documents and information in the mediator's possession, whether or not the mediation was successful; and

            c. The mediator will not be subpoenaed in any such investigation, action or preceding and all Parties will oppose any effort to have the mediator subpoenaed.

     9. The mediator, if a lawyer, may freely express views to the Parties on the legal issues of the dispute.

     10. The mediator shall not be liable for any act or omission in connection with the mediation.

     11. The mediator may withdraw at any time by written notice to the Parties (i) for overriding personal reasons, (ii) if the mediator believes that a Party is not acting in good faith, or (iii) if the mediator concludes that further mediation efforts would not be useful.

C.   LITIGATION

     1. If the Parties do not resolve the dispute through mediation within the period provided in PART B above, the Parties may pursue any and/or all applicable legal and/or equitable remedies available to them.

                         AMENDMENT TO LICENSE AGREEMENT

     THIS AMENDEMENT TO LICENSE AGREEMENT (this "Amendment"), is dated as of July 2, 2003 (the "EFFECTIVE DATE"), by and between BIOCHEMICS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("Licensor"), and VASO ACTIVE PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("LICENSEE", together with Licensor, the "Parties" and each individually a "Party").

     WHEREAS, Licensor and Licensee are parties to that certain License Agreement, dated as of February 1, 2003 (the "License Agreement");

     AND WHEREAS, subject to the terms and conditions of the License Agreement, Licensor granted to Licensee an exclusive, irrevocable and unlimited license to use and practice, INTER ALIA, certain of Licensors Patents within the Territory in all respects as it relates to Licensor's OTC Products (the "License");

     AND WHEREAS, in addition to the Patents, Licensor owns certain registered trademarks that it desires to grant to Licensee, and which Licensee desires to acquire from Licensor an exclusive, irrevocable and unlimited license to use the Trademarks (as defined below) in all respects as such Trademarks relate to the OTC Products, subject to the terms and conditions set forth herein and in the License Agreement;

     AND WHEREAS, in accordance with Section 12.4 of the License Agreement, the Parties wish to amend the License Agreement on the terms and conditions set forth herein,

     NOW THEREFORE, for the mutual promises and obligations described below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both Parties, Licensor and Licensee hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used herein but not defined shall have the meanings assigned to them in the License Agreement, unless otherwise expressly specified herein.

2. AMENDMENT TO PREAMBLE OF LICENSE AGREEMENT. The first recital in the preamble of the License Agreement is hereby deleted in its entirety and replaced with the following:

     "WHEREAS, LICENSOR IS IN THE BUSINESS OF DESIGNING, DEVELOPING AND USING TECHNOLOGY RELATING TO A "MOLECULAR TRANSDERMAL TRANSPORT SYSTEM" DISCLOSED IN U.S. PATENT NOS. 5,460,821, 5,645,854 AND 5,853,751 (THE "PATENTS") AND
     IS THE REGISTERED OWNER OF CERTAIN TRADEMARKS (AS DEFINED BELOW) AND CONTINUES TO MAKE IMPROVEMENTS THERETO AND HAS ACQUIRED SUBSTANTIAL KNOW-HOW, SUBSTANTIAL GOODWILL AND SUBSTANTIAL REPUTATION IN THE AREA OF TRANSDERMAL DRUG DELIVERY TECHNOLOGY (TOGETHER WITH THE TRADEMARKS AND THE PATENTS, THE "LICENSED TECHNOLOGY") AND HAS ACQUIRED CERTAIN RIGHTS THERETO";

3. AMENDMENT TO ARTICLE I OF LICENSE AGREEMENT. Article I of the License Agreement is hereby amended by adding the following definitions at the end of
Article I:

     "'TRADEMARKS' MEANS, COLLECTIVELY, THE REGISTERED TRADEMARKS OF LICENSOR LISTED IN SCHEDULE D AND THE GOODWILL OF THE BUSINESS ASSOCIATED THEREWITH; PROVIDED HOWEVER, THAT SUCH TERM SHALL SPECIFICALLY EXCLUDE ANY AND ALL OF THE LICENSOR'S RIGHTS REGARDING THE REGISTERED TRADEMARK "deFEET" AS USED BY LICENSOR UNDER LICENSE WITH A PERSON NOT PARTY TO THIS AGREEMENT.

     `TRADEMARK FILINGS' SHALL HAVE THE MEANING GIVEN TO SUCH TERM IN SECTION 6.1(a)."

4. ADDITION OF SECTION 2.4 TO LICENSE AGREEMENT. A new Section 2.4 is hereby added to the License Agreement as follows:

            "2.4   Notwithstanding the exclusion of the "deFEET" mark from the definition of "Trademark" in Article I, and in addition to the License granted by Section 2.1 hereof, Licensor hereby assigns to Licensee Licensor's ownership of any and all revenue associated with the sale, commercialization and marketing by Licensor of the OTC Product currently marketed by Licensor under the "deFEET" trademark; PROVIDED HOWEVER, that Licensee shall be responsible for all expenses associated with such sale, marketing and commercialization."

5.   AMENDMENTS TO ARTICLE 6 OF LICENSE AGREEMENT.

            (i) Section 6.1(a) of the License Agreement is hereby amended by adding the words "TRADEMARKS (COLLECTIVELY, THE "TRADEMARK FILINGS"), AND WITH RESPECT TO THE" after the words "with respect to the" in the third line of Section 6.1(a); and by adding the words "TRADEMARK FILINGS AND" after the word "All" in the sixth line of Section 6.1(a).

            (ii) Sections 6.1(b) and 6.1(c) of the License Agreement are each hereby amended by adding the words "TRADEMARK FILINGS AND/OR" before the words "Patent Filings" in each instance where the words "Patent Filings" appear in Sections 6.1(b) and 6.1(c).

            (iii) A new Section 6.2 shall be added after Section 6.1(c) as follows:

            "6.2   QUALITY CONTROL.

            LICENSEE AGREES THAT THE NATURE AND QUALITY OF ALL SERVICES RENDERED BY LICENSOR IN CONNECTION WITH THE TRADEMARKS SHALL CONFORM TO STANDARDS SET BY AND BE UNDER THE CONTROL OF LICENSOR. LICENSEE AGREES TO COOPERATE WITH LICENSOR IN FACILITATING ITS CONTROL OF SUCH NATURE AND QUALITY, TO PERMIT REASONABLE INSPECTION OF LICENSEE'S OPERATIONS, AND TO SUPPLY LICENSOR WITH SPECIMENS OF ALL USES OF THE TRADEMARKS UPON LICENSOR'S REASONABLE REQUEST."

6. ADDITION OF EXHIBIT D TO LICENSE AGREEMENT. The License Agreement is hereby amended by adding a new Exhibit D in the form attached hereto Appendix A.

7. NO OTHER AMENDMENTS; EFFECTIVENESS. Except as set forth in this Amendment, the License Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the Effective Date. Each party has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Amendment and the Agreement, and the execution, delivery and performance of this Amendment and the Agreement intent has been duly and validly approved and authorized by each party and no other approvals are required therefore. The persons signing this Amendment on behalf of each Party are authorized to do so.

8. COUNTERPARTS. This Amendment may be executed in one or more counterparts all of which when taken together will constitute a single agreement. All signatures need not appear on any one counterpart. This Amendment may be signed and sent by facsimile transfer which, when received, shall be deemed an original signature

                        [SIGNATURE PAGE IS THE NEXT PAGE]

     IN WITNESS WHEREOF, Licensee and Licensor have caused this Amendment to be executed as of the Effective Date by their duly authorized representatives.

                                      LICENSOR:
                                      BIOCHEMICS, INC.

                                      By:
                                         ----------------------------
                                         Name:  John J. Masiz
                                         Title: President


                                      LICENSEE:

                                      VASO ACTIVE PHARMACEUTICALS, INC.

                                      By:
                                         ----------------------------
                                         Name: John J. Masiz
                                         Title: President

                                    EXHIBIT D

                                   TRADEMARKS

Mark: OSTEON
Registration Number: 2,511,038
Registration Date: November 20, 2001

Mark: PENTOCORE
Registration Number: 1,920,668
Registration Date: September 19, 1995